EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
ESCO Technologies Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 33-39737, 33-47916, 33-98112, 333-92945, 333-77887, 333-96309, 333-63930, 333-85268, and 333-117953) on Form S-8 of ESCO Technologies Inc. (the Company) of our reports dated December 11, 2006, with respect to the consolidated balance sheets of ESCO Technologies Inc. and subsidiaries as of September 30, 2006 and 2005 and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2006; management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal control over financial reporting as of September 30, 2006, which reports appear in the Annual Report to Stockholders for the fiscal year ended September 30, 2006 and is incorporated by reference in the September 30, 2006 annual report on Form 10-K of the Company.
Our report dated December 11, 2006 on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and change in the method of quantifying errors.
The Company acquired Nexus Energy Software, Inc. (Nexus) on November 29, 2005 and Hexagram, Inc. (Hexagram) on February 1, 2006, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2006, Nexus’ and Hexagram’s internal control over financial reporting. Total assets related to Nexus as of September 30, 2006 of $3.7 million and revenues for the ten-month period subsequent to the acquisition (November 29, 2005 to September 30, 2006) of $9.6 million and total assets related to Hexagram as of September 30, 2006 of $13.1 million and revenues for the eight-month period subsequent to the acquisition (February 1, 2006 to September 30, 2006) of $18.6 million were included in the consolidated financial statements of the Company as of and for the year ended September 30, 2006. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Nexus and Hexagram.
/s/ KPMG LLP
St. Louis, Missouri
December 11, 2006